EXHIBIT 99.1
FOR IMMEDIATE RELEASE:
October 2, 2018
Centrus to Conduct $15 Million Oak Ridge D&D Project for U.S. DOE
BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU) today announced a $15 million Work Authorization from the U.S. Department of Energy (DOE) for decontamination and decommissioning (D&D) to prepare the Department’s K-1600 facility in Oak Ridge, Tennessee for demolition.
Centrus has leased K-1600 from DOE since 2002 to test and demonstrate the world’s most advanced uranium enrichment centrifuges, while conducting centrifuge manufacturing, engineering, and design at its state-of-the-art Technology and Manufacturing Center (TMC) in Oak Ridge. Earlier this year, Centrus obtained a license from the State of Tennessee to allow for future testing activities at TMC so that the company can consolidate its future centrifuge development efforts at a single, Centrus-owned facility, obviating the need to continue using K-1600.
“As we consolidate our centrifuge work into our own facility, this work authorization for K-1600 allows us to help the Department meet its timetable for returning the East Tennessee Technology Park site to the community for reuse and economic development,” said Daniel B. Poneman, Centrus president and chief executive officer. “The new D&D work builds on our recent successful effort to D&D our Ohio facility, advancing our strategic objective to continue to leverage our unique technical capabilities to diversify our business.”
K-1600 is one of the last remaining legacy structures on the 2,200-acre site of the World War II-era K-25 uranium enrichment plant, now known as the East Tennessee Technology Park. Decontaminating and decommissioning K-1600 is part of a larger effort by DOE to clean up the site so that it can be reused for commercial and industrial purposes by the local community. Centrus recently completed similar work at its 120-machine demonstration cascade in Piketon, Ohio, finishing on schedule and under budget.
Centrus’ work at K-1600 will involve the removal and disposition of all equipment and materials to render K-1600 non-radiologically contaminated and non-possessing (i.e. unclassified). After completion of the work, DOE will be able to turn the facility over to a contractor to demolish the building. Centrus’ work will occur between October 1, 2018, and September 30, 2019.
In addition to this decontamination and decommissioning project, Centrus continues to discuss with DOE the additional development, testing, and demonstration work on U.S. uranium enrichment technology for future use by the U.S. Government for national security purposes.

About Centrus Energy
Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.
With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The Company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.
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Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include risks: the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks associated with our reliance on third-party suppliers to provide essential services to us; risks related to actions that may be taken by the U.S. government, the Russian government or other governments that could affect our ability to perform or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy and the United States Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; the potential for further demobilization or termination of the American Centrifuge project; risks related to the current demobilization of portions of the American Centrifuge project, including risks that the schedule could be delayed and costs could be higher than expected; failures or security breaches of our information technology systems; the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017.
Contact
Jeremy Derryberry (301) 564-3392